Exhibit 23.2 Consent of Counsel to ABC Realty Co.

                                 LAW OFFICES OF
                             HAROLD H. MARTIN, P.A.
                      21311 WEST CATAWBA AVENUE, SUITE 300
                              CORNELIUS, NC 28031

*ALSO ADMITTED IN                                                 TELEPHONE
  NEW YORK                                                      704-894-9760
                                                                     FAX
                                                                704-894-9759


                                December 16, 2003


Board of Directors
ABC Realty Co.
7507 Folger Road
Charlotte, North Carolina  28226

Gentlemen:

     We hereby consent to the use of our name and discussion of tax consequences of the Xenicent, Inc. dividend distribution by ABC Realty Co. in the Registration Statement on Form SB-2 that was filed with the Securities and Exchange Commission on or about December 19, 2002 and is denominated as File No. 333-101167.

                                   Sincerely,

                                   /s/ Harold H. Martin
                                   --------------------
                                   Harold H. Martin
                                   Principal